Exhibit 10(i)
Form of Incentive Stock Option Agreement

                               AuGRID CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT, made as of the 16th day of August, 2002 (the "Grant Date"), by and between AuGRID CORPORATION (formerly AuGRID of Nevada, Inc.) (the "Company"), and [name] (the "Optionee").

     WHEREAS, the Company has adopted the AuGRID of Nevada, Inc. 2002 Long-Term Incentive Plan (the "Plan") in order to provide an incentive to certain employees, officers, consultants, advisors and directors of the Company and its Subsidiaries, and thereby encourage them to devote their abilities and industry to the success of the Company's business enterprise; and

     WHEREAS, the Committee has determined to grant the Option to the Optionee as provided herein:

     NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Option.

     1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of [number] whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.

     1.2 The Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to be an "incentive stock option" within the meaning of Section 422 of the Code.

     1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the terms of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Exercise Price. The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $[amount] per Share.

3. Duration of Option. The Option shall be exercisable to the extent and in the manner provided herein for a period of five (5) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

4. Exercisability of Option.

     4.1 Subject to the provisions of this Agreement and the Plan, (a) on the Grant Date, the Option shall become exercisable with respect to one-half of the Shares subject to the Option, and (b) on the date six months after the Grant Date, the Option shall become exercisable with respect to all of the Shares subject to the Option, provided that the Optionee continues to be employed by the Company or a Subsidiary through such vesting date. Any fractional number of Shares resulting from the application of the foregoing provision shall be rounded to the nearest whole number of Shares.

     4.2 In the event of a Change in Control that occurs while the Optionee is employed by the Company or a Subsidiary, the Option shall immediately vest in full.

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5. Manner of Exercise and Payment.

     5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by written notice delivered in person or by mail to the Secretary of the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised, and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (a) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise, and (b) provide satisfactory proof as to the right of such person or persons to exercise the Option.

     5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by the full exercise price for the Shares in respect of which the Option is being exercised. The exercise price for any Shares purchased pursuant to the exercise of the Option shall be paid, as determined by the Committee in its discretion, in either of the following forms (or any combination thereof):
(a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares upon such terms and conditions as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee.

     5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to the Plan, take such action as may be necessary to affect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

     5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until
(a) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full exercise price for the number of Shares in respect of which the Option was exercised, (b) the Company shall have issued and delivered the Shares to the Optionee, and (c) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

6. Termination of Option. Unless otherwise required by the Plan or as otherwise determined by the Committee, each Option shall terminate on the date which is the fifth anniversary of the Grant Date, unless terminated earlier as follows:

     6.1 Unless otherwise determined by the Committee, if the employment of the Optionee is terminated for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise the Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date of such termination, after which time the Option shall automatically terminate in full.

     6.2 Unless otherwise determined by the Committee, if the employment of the Optionee is terminated by reason of Disability, the Optionee may, for a period of twelve (12) months after such termination, exercise the Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date of such termination, after which time the Option shall automatically terminate in full.

     6.3 Unless otherwise determined by the Committee, if the employment of the Optionee is terminated by reason of death, the Option may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that the Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of the Optionee's death.

7. Non-Transferability. The Option shall not be transferable other than by will or by the laws of descent and distribution. The Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative during the lifetime of the Optionee. The transfer of an Option shall be null and void unless the transferee agrees in writing prior to such transfer to be bound by the terms of the Plan and this Agreement with respect to such Option, and upon a valid transfer, for purposes of the Plan and this Agreement, such transferee shall be deemed to be the Optionee.

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8. No Right to Continued Employment. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

9. Adjustments upon Change in Capitalization. If, by reason of a Change in Capitalization, new, additional or different shares of stock or securities of the Company or any successor corporation or entity, or other property, are issuable in addition to, or in lieu of, the Shares, then the Committee may, if, in its sole discretion, it deems appropriate, adjust the number or type of securities covered by this Option and the purchase price thereof, in accordance with the terms of the Plan.

10. Securities Law Considerations. The Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of the Option or the issuance of the Shares, then no Shares may be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions, as acceptable to the Committee. In addition, notwithstanding anything contained in the Plan or herein to the contrary, in the event that the disposition of any Shares acquired pursuant to the Option is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, then the Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require the Optionee, as a condition precedent to receipt of the Shares, to represent and warrant to the Company in writing that the Shares acquired by the Optionee are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration hereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any such Shares shall contain an appropriate legend to reflect their status as restricted securities as aforesaid.

11. Required Notification by Optionee. If the Optionee shall dispose of any Shares issued pursuant to the exercise of the Option under the circumstances described in Section 421(b) of the Internal Revenue Code (whereby the Optionee makes a disqualifying disposition of the shares within the two-year period commencing on the day after the date of grant of the Option or within the one-year period commencing on the day after the date of transfer of the Shares to the Optionee pursuant to the exercise of the Option), then the Optionee shall notify the Company of such disqualifying disposition within ten (10) days of the disposition.

12. Optionee Bound by the Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. If there is any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall prevail.

13. Modification of Agreement. Except as set forth in the Plan and herein, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

14. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

15. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada without giving effect to the conflicts of laws principles thereof.

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16. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

17. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           AuGRID CORPORATION

                                           By: __________________________
                                           M.J. Shaheed
                                           President and Chief Executive Officer
Attest:


----------------------------
Mary F. Sloat-Horoszko
Secretary

Optionee:



----------------------------
[name]

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